Exhibit 99.1

Premier, Inc. Stockholders Overwhelmingly Approve Acquisition by Patient Square Capital

Transaction Expected to Close on November 25, 2025

CHARLOTTE, N.C. – November 21, 2025 – Premier, Inc. (NASDAQ: PINC) (“Premier” or the “Company”), a leading technology-driven health care improvement company, today announced that, at the Company’s Special Meeting of Stockholders (the “Special Meeting”), Premier stockholders approved the previously announced acquisition of the Company by an affiliate of Patient Square Capital (“Patient Square”), a dedicated health care investment firm.

Approximately 99% of shares voted were voted in favor of the transaction. This represents approximately 79% of the total outstanding shares of Premier common stock as of October 21, 2025, the record date for voting at the Special Meeting.

As previously announced, under the terms of the agreement, Premier stockholders will receive $28.25 in cash per share, representing a 23.8% premium to Premier’s 60-day volume-weighted average price as of September 5, 2025.

The transaction is expected to close on or about November 25, 2025, subject to the satisfaction of the remaining customary closing conditions.

The final voting results of the Special Meeting, as certified by the inspector of election, will be reported in a Form 8-K filed by Premier with the U.S. Securities and Exchange Commission.

Advisors

Goldman Sachs & Co. LLC and BofA Securities, Inc. are serving as financial advisors, Wachtell, Lipton, Rosen & Katz is serving as legal counsel, and Joele Frank is serving as strategic communications advisor to Premier. Cravath, Swaine & Moore LLP is serving as legal advisor to the Transaction Committee of the Board of Directors.

Kirkland & Ellis LLP is serving as legal counsel, Ropes & Gray is serving as health care legal counsel, Jefferies LLC and Santander are serving as financial advisors, and Perella Weinberg Partners LP is serving as debt capital markets advisor to Patient Square.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading technology-driven health care improvement company. Playing a critical role in the rapidly evolving health care industry, Premier unites providers, suppliers, payers and policymakers to make health care better with national scale, smarter with actionable intelligence and faster with novel technologies. Headquartered in Charlotte, N.C., Premier offers integrated data and analytics, collaboratives, supply chain solutions, consulting and other services in service of our mission to improve the health of communities. Please visit Premier’s news and investor sites on www.premierinc.com; as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the Company.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These statements are based on various assumptions, whether or not identified in this communication, and on current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), Current Reports on Form 8-K and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”), including documents that will be filed with the SEC in connection with the merger, and the following: (1) the inability to consummate the merger within the anticipated time period, or at all, due to any reason, including the failure to satisfy the other conditions to the consummation of the merger or complete contemplated financing arrangements, (2) the risk that any announcements relating to the merger could have adverse effects on the market price of the Company Class A Common Stock, (3) disruption from the merger making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the merger, (5) risks related to disruption of the Company’s current plans and operations or the diversion of management’s attention from the Company’s ongoing business operations due to the merger, (6) significant transaction costs and (7) the risk of litigation and/or regulatory actions related to the merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future. The foregoing list of important factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, or achievements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the merger, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the merger.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the SEC. These filings, when available, are available on the investor relations section of the Company website at https://investors.premierinc.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Premier, Inc. Contacts

Investors:

Ben Krasinski

Senior Director, Investor Relations

704.816.5644

ben_krasinski@premierinc.com

Media:

Amanda Forster

Vice President, Integrated Communications

202.879.8004

amanda_forster@premierinc.com

Andrew Siegel / Aura Reinhard / Catherine Simon

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449